UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 12, 2016 (April 6, 2016)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On April 6, 2016, Brookdale Senior Living Inc. (the "Company") entered into an Addendum to Offer Letter (the "Addendum") with each of Labeed S. Diab and Lucinda M. Baier pursuant to which the Company has agreed to enhance the relocation benefits available to them to include the provision of home sale assistance to facilitate an accelerated move of each such executive to the Nashville area.

If either executive elects to take advantage of the home sale assistance benefit, the Company would engage a third-party provider of relocation services to assist with the sale of such executive's primary residence. The home sale assistance program includes marketing support and, if elected by the executive, facilitation of the purchase of the executive's primary residence on the Company's behalf by the third-party provider at a price determined by averaging multiple independent current fair market value appraisals, with the third-party provider subsequently marketing and reselling the property on the Company's behalf. Consistent with Mr. Diab's initial offer letter dated October 26, 2015 and Ms. Baier's initial offer letter dated October 28, 2015, if Mr. Diab or Ms. Baier voluntarily terminates employment or withdraws from full-time status prior to 18 months or 12 months, respectively, of the executive's start date, the executive will be required to reimburse the Company for all costs and expenses incurred by the Company in connection with the relocation benefits and assistance provided to such executive.

The foregoing description of each Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of each Addendum filed as Exhibit 10.1 and Exhibit 10.2 hereto, which is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Addendum to Offer Letter dated April 6, 2016 (Diab)

10.2	Addendum to Offer Letter dated April 6, 2016 (Baier)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	April 12, 2016	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, Co-General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Addendum to Offer Letter dated April 6, 2016 (Diab)

10.2	Addendum to Offer Letter dated April 6, 2016 (Baier)